Exhibit 5.1

One Summerlin

1980 Festival Plaza Dr.

Suite 700

Las Vegas, NV 89135

702.262.6899 702.597.5503

www.foxrothschild.com

August 25, 2025

CEA Industries Inc.

385 South Pierce Avenue, Suite C

Louisville, Colorado 80027

Ladies and Gentlemen:

We have acted as special Nevada counsel for CEA Industries Inc., a Nevada corporation (the “Company’’), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of (i) the registration statement on Form S-3ASR (the “Registration Statement”) initially filed with the Commission on August 25, 2025, (ii) the base prospectus dated August 25, 2025, forming a part of the Registration Statement (the “Base Prospectus”) and (iii) the prospectus supplement dated August 25, 2025 contained in the Registration Statement (together with the Base Prospectus, the “Prospectus Supplement”) in connection with an “at the market offering” by the Company of shares of the Company’s common stock, par value $0.00001 per share, having an aggregate gross offering price of up to $50,000,000 (the “Shares”), covered by the Registration Statement. The Shares are being sold pursuant to a Controlled Equity Offering Sales Agreement, dated August 25, 2025 (the “Sales Agreement”), by and between the Company and Cantor Fitzgerald & Co. We understand that the Shares are to be offered and sold in the manner described in the Prospectus Supplement.

In acting as special Nevada counsel for the Company and arriving at the opinion expressed below, we have examined and relied upon such certificates, corporate records, agreements, instruments and other documents that we considered necessary or appropriate as a basis for the opinion, including the Sales Agreement, the Registration Statement and the Prospectus Supplement, resolutions adopted by the Board of Directors of the Company dated August 22, 2025, as well as the articles of incorporation and bylaws of the Company, each as amended and in effect on the date hereof. We also have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents, including electronic signatures made and/or transmitted using electronic signature technology (e.g., via DocuSign or similar electronic signature technology); that any such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature; the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as certified or photocopies; the authenticity of the originals of such latter documents; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate. We have assumed that the Sales Agreement has been duly authorized, executed and delivered and is binding upon and enforceable against all parties to the Sales Agreement. We have further assumed that before the issuance of the Shares: (i) the Registration Statement will have become effective under the Securities Act; (ii) the conditions to consummating the transactions contemplated by the Sales Agreement with have been satisfied or duly waived and such transactions are consummated; and after the issuance of the Common Stock offered pursuant to the Registration Statement, as amended or supplemented, the total number of shares of Common Stock, together with the total number of shares of Common Stock reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security then outstanding, will not exceed the total number of authorized shares of Common Stock under the Company’s Articles of Incorporation, as amended and then in effect.

As to questions of fact relevant to this opinion, without any independent investigation or verification, we have relied upon, and assumed the accuracy of, the representations and warranties of each party as to factual matters in the Sales Agreement and have relied upon certificates of officers of the Company and written statements of certain public officials.

Based upon and subject to the foregoing, and the qualifications and limitations set forth below, it is our opinion that following the issuance of the Shares pursuant to the terms of the Sales Agreement against receipt by the Company of the consideration for the Shares specified in the Sales Agreement, the Shares will be validly issued, fully paid, and nonassessable.

Our opinion herein is expressed solely with respect to Chapter 78 of the Nevada Revised Statutes and is based on these laws as in effect on the date hereof. We express no opinion herein as to any other statutes, rules or regulations. We express no opinion herein as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or other state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K relating to the offer and sale of the Shares, which Form 8-K will be incorporated by reference in the Registration Statement and to the use of our name wherever it appears in the Registration Statement and Prospectus, and in any amendment or supplement thereto. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Fox Rothschild LLP

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